                                                                 EXHIBIT (B)(1)









                                 $20,000,000.00

                                CREDIT AGREEMENT

                             DATED JANUARY 20, 1995

                                    BETWEEN

                              ALATENN CREDIT CORP.

                                      AND

                                  COMPASS BANK

                               TABLE OF CONTENTS



                                                                                               Page No.

                                            ARTICLE I

                                           DEFINITIONS............................................    1

                                           ARTICLE Il

                                           THE CREDITS.............................................   9

2.1.          Commitment...........................................................................   9

2.2.          Extensions...........................................................................  13

2.3.          Facility 1...........................................................................  14

2.4.          Facility 2...........................................................................  14

2.5.          Term Option..........................................................................  15

2.6.          Non-use Fee..........................................................................  17

2.7.          Applicable Interest Rate.............................................................  17

2.8.          Record of Advances, Payments, Etc....................................................  17

2.9.          Procedure for Re-Advances, Payments, Etc.............................................  17

2.10.         Assignment of Group Member Notes.....................................................  17

2.11.         Letters of Credit....................................................................  17

2.12.         Partial Release of Negative Pledge...................................................  18

                                           ARTICLE III

                                        CONDITIONS PRECEDENT.......................................  18

3.1.          Initial Advance......................................................................  18

3.2.          Each Advance.........................................................................  19

                                            ARTICLE IV

                                  REPRESENTATIONS AND WARRANTIES...................................  19

4.1.          Corporate Existence and Standing.....................................................  19

4.2.          Authorization and Validity...........................................................  20

4.3.          No Conflict; Government Consent......................................................  20

4.4.          Financial Statements.................................................................  20

4.5.          Material Adverse Change..............................................................  20

4.6.          Taxes................................................................................  20

4.7.          Litigation and Guaranteed Obligations................................................  21

4.8.          Group................................................................................  21

4.9.          ERISA................................................................................  21

4.10.         Accuracy of Information..............................................................  21

4.11.         Regulation U.........................................................................  21

4.12.         Material Agreements..................................................................  21

4.13.         Compliance With Laws.................................................................  21

4.14.         Investment Company Act...............................................................  22

4.15.         Public Utility Holding Company Act...................................................  22

4.16.         Licenses.............................................................................  22

4.17.         Solvency.............................................................................  22

                                             ARTICLE V

                                           COVENANTS 22

5.1.          Financial Reporting..................................................................  22

5.2.          Use of Proceeds......................................................................  23

5.3.          Notice of Certain Events.............................................................  24

5.4.          Conduct of Business..................................................................  24

5.5.          Taxes................................................................................  24

5.6.          Insurance............................................................................  24

5.7.          Compliance with Laws.................................................................  24

5.8.          Maintenance of Properties............................................................  24

5.9.          Inspection...........................................................................  25

5.10.         Merger...............................................................................  25

5.11.         Sale of Assets.......................................................................  25

5.12.         Sale and Leaseback...................................................................  25

5.13.         Liens (Negative Pledge)..............................................................  25

5.14.         Consolidated Tangible Net Worth......................................................  25

5.15.         Ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth................  25

5.16.         Interest Coverage Ratio..............................................................  25

5.17.         Ratio of Cash Flow to Current Maturities.............................................  25

5.18.         Earnings.............................................................................  26

5.19.         Affiliates...........................................................................  26

5.20.         Compliance with ERISA................................................................  26


                                  ARTICLE VI

                                   DEFAULTS........................................................  26

6.1.................................................................................................  26

6.2.................................................................................................  26

6.3.................................................................................................  27

6.4.................................................................................................  27

6.5.................................................................................................  27

6.6.................................................................................................  27

6.7.................................................................................................  27

6.8.................................................................................................  28

6.9.................................................................................................  28

6.10................................................................................................  28

6.11................................................................................................  28

6.12................................................................................................  28

6.13................................................................................................  28

                                             ARTICLE VII

                            ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES..........................  28
7.1.     Acceleration...............................................................................  28

7.2.     Preservation of Rights.....................................................................  29


                                             ARTICLE VIII

                                          GENERAL PROVISIONS........................................  29

8.1.     Survival of Representations................................................................  29

8.2.     Governmental Regulation....................................................................  29

8.3.     Headings...................................................................................  29

8.4.    Entire Agreement............................................................................  29


8.5.    Benefits of this Agreement..................................................................  29

8.6.    Expenses; Indemnification...................................................................  29

8.7.    Accounting..................................................................................  30

8.8.    Severability of Provisions..................................................................  30

8.9.    Nonliability of Lender......................................................................  30

8.10.   Choice of Law...............................................................................  30

8.11.   Setoff......................................................................................  30

                                             ARTICLE IX

                                              NOTICES...............................................  30

9.1.    Giving Notice...............................................................................  30

9.2.    Change of Address...........................................................................  30


Testimonium.........................................................................................  31

Signatures..........................................................................................  31


Exhibit "A-I"                -             Form of Facility I Note
Exhibit "A-2"                -             Form of Facility 2 Note
Exhibit "B"                  -             Form of Group Member Notes
Exhibit "C"                  -             Form of Collateral Assignment and
                                           Pledge of Master Promissory Notes
Exhibit "D"                  -             Form of Opinion
Exhibit "E"                  -             Form of Compliance Certificate
Schedule "1"                 -             Subsidiaries

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT dated as of January 20, 1995 ("this Agreement") is entered into by ALATENN CREDIT CORP., an Alabama corporation (the "Borrower"), and COMPASS BANK, an Alabama banking corporation (the "Lender").

                                   ARTICLE I

                                  DEFINITIONS

         As used in this Agreement:

         "Advance" means a borrowing hereunder pursuant to Facility 1 or Facility 2 and shall include the face amount of all Letters of Credit issued by Lender for Borrower's account.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

         "Article" means an article of this Agreement.

         "Authorized Officer" means any of the President, Secretary, Treasurer, Assistant Secretary or Assistant Treasurer, acting singly.

         "Borrower" means AlaTenn Credit Corp., an Alabama corporation, and its successors and assigns.

         "Borrower's Loan Accounts" shall mean the accounts on the books of Lender in which Lender will record Advances to or on behalf of Borrower pursuant to the Facility 2 and the Facility 1, payments received on such Advances, and other appropriate debits and credits as provided by this Agreement or any of the other Loan Documents. Separate Borrower's Loan Accounts shall be maintained for the Facility 2 and the Facility 1.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in Birmingham, Alabama for the conduct of substantially all of their commercial lending activities and on which Federal Reserve Banks are open.

         "Capitalized Lease" of a member of the Group means any lease of Property by such Group Member as lessee that would be capitalized on the consolidated balance sheet of the Group prepared in accordance with GAAP.

         "Capitalized Lease Obligations" of the Group means the amount of the obligations of the Group under Capitalized Leases that would be shown as the liability on a balance sheet of the Group prepared in accordance with GAAP (exclusive of any Capitalized Lease Obligation of a project financed through Project Financing).

         "Change Date" shall mean a date ninety (90) days after the date hereof, and successive dates, each ninety (90) days after the other, provided, however, that in the event that the applicable rate under the Facility I Note or the Facility 2 Note is based on "Compass Bank Prime Rate," the applicable interest rate thereunder shall change as Compass Bank Prime Rate changes.

         "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower.

         "Closing Date" means January 20, 1995.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral Assignment" means the Collateral Assignment and Pledge of Master Promissory Notes from Borrower to Lender dated as of the date hereof, in substantially the form of Exhibit C hereto, pursuant to which the Group Member Notes are being assigned and pledged to Lender.

         "Compass Bank Prime Rate", as used herein, is a reference rate established by Lender for use in computing and adjusting interest, is subject to increase, decrease or change at Lender's discretion, and is only one of the reference rates or indices that Lender uses. Lender may lend to others at rates of interest at, or greater or less than, Compass Bank Prime Rate or the rate(s) provided herein. Any change in said rate due to a change in Compass Bank Prime Rate shall take effect on the day of such change.

         "Compliance Certificate" shall mean a certificate in the form of Exhibit E attached hereto, signed by an Authorized Officer of Borrower.

         "Concentration Account" means the checking account of Borrower with Lender into which shall be deposited Advances under the Facility I and the Facility 2 and payments under the Group Member Notes and from which shall be disbursed advances from Borrower to Group Members under the Group Member Notes. The day-to-day administration of the Concentration Account shall be governed by
Section 2.10 hereof and by Lender's standard forms of cash management account agreements to be executed by Borrower and Lender.

         "Consolidated Cash Flow" means net profit plus depreciation and amortization of the Group as determined on a consolidated basis in accordance with GAAP (exclusive of any cash flow generated from a project financed through Project Financing other than cash distributions to the Group on account of the applicable Group member's equity interest in the project so financed).

         "Consolidated Current Maturities" means that portion of long-term debt of Group which is due within twelve months of the statement date as determined on a consolidated basis in accordance with GAAP (exclusive of any Project Financing).

         "Consolidated Indebtedness" means the Indebtedness of the Group as shown on the Group's financial statements on a consolidated basis in accordance with GAAP (exclusive of any Project Financing).

         "Consolidated Interest Expense" means, for any period of calculation, interest expense, whether paid or accrued, of the Group calculated on a consolidated basis in accordance with GAAP (exclusive of any such expense related to Project Financing).

         "Consolidated Net Income" means, for any period of calculation, the net income of the Group as shown on the Group's consolidated financial statement calculated on a consolidated basis in accordance with GAAP (exclusive of any income from any project financed through Project Financing other than income to the Group from distributions on account of the applicable Group member's equity interest in the project so financed).

         "Consolidated Retained Earnings" means the amount of consolidated retained earnings of the Group as shown on the Group's consolidated financial statements determined in accordance with GAAP.

         "Consolidated Tangible Net Worth" means the amount of consolidated tangible net worth of the Group as shown on the Group's consolidated financial statements, determined in accordance with GAAP (excluding patents and goodwill).

         "Default" means an event described in Article VI.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any Person that is a member of the Group, or under common control with the Borrower, within the meaning of Section 414 of the Code.

         "ERISA Event" means (i) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4034 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC;
(ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (iii) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;
(iv) the withdrawal by the Borrower or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (v) the conditions set forth in Section 302(f)(1)(A) and (B) of ERISA upon the creation of a lien upon property or rights to property of the Borrower or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied; (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

         "Facility 1" means the $10,000,000.00 line of credit described in
Section 2.3 hereof.

         "Facility 1 Note" means the $10,000,000.00 Master Revolving Promissory Note (Facility 1) executed by Borrower and delivered to Lender to evidence sums advanced and repayable under Facility 1 in substantially the form of Exhibit A-1 hereto.

         "Facility 2" means the $10,000,000.00 line of credit described in
Section 2.4 hereof.

         "Facility 2 Collateral" means collateral now or hereafter securing Advances under Facility 2.

         "Facility 2 Note" means the $10,000,000.00 Master Revolving Promissory Note (Facility 2) executed by Borrower and delivered to Lender to evidence advances made and repayable under Facility 2 in substantially the form of Exhibit A-2 hereto.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession. Unless otherwise specified herein, all accounting terms used herein or in any other Loan Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder shall be made in accordance with GAAP as in effect on the Closing Date and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP as in effect on the date of, or for the period covered by, such financial statements, provided, however, that interim financial statements shall be unaudited and subject to normal year end adjustments.

         "Governmental Authority" means the federal government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, the Federal Energy Regulatory Commission or its successor in function.

         "Group" means the Borrower, the Guarantor and the Subsidiaries listed on Schedule I attached hereto and any Subsidiary subsequently formed or acquired.

         "Group Member Notes" means the promissory notes of the Group Members payable to the order of Borrower which shall be in substantially the form of Exhibit B hereto, shall evidence advances from Borrower to such Group Members of funds advanced to Borrower hereunder and shall be pledged to Lender to secure advances under Facility I and Facility 2 pursuant to the Collateral Assignment in substantially the form of Exhibit C hereto.

         "Guaranteed Obligations" of a Person means all guaranties, endorsements, assumptions and other contingent obligations with respect to, or to purchase or to otherwise pay or acquire, Indebtedness of others.

         "Guarantor" means AlaTenn Resources, Inc., an Alabama corporation.

         "Guaranty" means the Guaranty of even date herewith executed by the Guarantor in favor of the Lender.

         "Highest Lawful Rate" means the maximum non-usurious interest rate that at any time may be contracted for, taken, reserved, charged or received on amounts due Lender, under laws applicable to Lender presently in effect or, to the extent allowed by law, under such applicable laws that shall allow a higher maximum non-usurious rate than applicable laws now allow.

         "Indebtedness" of the Group means, without duplication, (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of the Group's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by a member of the Group, (iv) obligations evidenced by notes, acceptances or other instruments, including guaranties and other contingent obligations (v) Capitalized Lease Obligations, and (vi) obligations for reimbursement of amounts drawn or available to be drawn under Letters of Credit, as reflected on the consolidated financial statements of the Group determined in accordance with GAAP, but exclusive of Project Financing.

         "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA.

         "Lender" means Compass Bank, its successors and assigns.

         "Letter of Credit" of a Group member means a letter of credit or similar instrument issued upon the application of such Group member or upon which such member is an account party or for which it is in any way liable.

         "License" means any license, certificate of authority, permit or other authorization required to be obtained from a Governmental Authority in connection with the operation, ownership or transaction of the business of any member of the Group.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan Documents" means this Agreement, the Notes, the Collateral Assignment and the Guaranty.

         "Material Adverse Effect" means with respect to the Group an effect, resulting from any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), which: (a) is materially adverse to the consolidated financial condition of the Group; or (b) materially impairs the ability of the Borrower to make any payment or perform any other material obligation required under this Credit Agreement or any other Loan Document; provided that unless otherwise specified, references to any Material Adverse Effect shall mean any effect with respect to the Group taken as a whole; it being understood that for all purposes of the Loan Documents, the consummation of the transactions contemplated in the Loan Documents shall not constitute a Material Adverse Effect.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 3(37) of ERISA.

         "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Group or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and with respect to which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4049 of ERISA in the event such plan has been or were to be terminated.

         "Ninety-Day LIBOR Rate" means, at the time of any computation required under the Facility I Note or the Facility 2 Note, the interest rate offered on the London interbank market for deposits of ninety days' maturity, as reported by an on-line financial reporting service such as Reuters or TeleRate on each Change Date or, if the London interbank market is not open for trading on any Change Date, then on the next day on which the London interbank market is open for trading. In the event quotations become unavailable on such an on-line reporting service, Lender may obtain quotations from such other sources as may be available at its discretion. In the event funds of ninety days' maturity are no longer offered on the London interbank market, Lender shall so advise Borrower promptly and shall offer to Borrower an alternative index (to which one percentage point per annum (1%) shall be added to calculate the applicable rate under the Note on each Change Date) which is reasonably equivalent to the Ninety-Day LIBOR Rate and the Borrower shall have the option, within 5 business days of receiving such advice from Lender, to elect such alternative index (to which one percentage point per annum (1%) shall be added to calculate the applicable rate under the Note on each Change
Date) or an applicable rate for the Facility 1 Note and the Facility 2 Note equal to Compass Bank Prime Rate, and unless and until Borrower makes such election, Compass Bank Prime Rate shall be the applicable rate on the Facility 1 Note and the Facility 2 Note.

         "Notes" mean the promissory notes duly executed by the Borrower and payable to the order of Lender consisting of the Facility 1 Note and the Facility 2 Notes, including any amendment, modification, renewal or replacement of each such promissory note evidencing the Facility 1 and the Facility 2 hereunder.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lender or any indemnified party hereunder arising under the Loan Documents.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto. "Permitted Liens" means:

                  (a) Liens to secure the cost of acquisition or rental by any member of the Group of additional assets, or the refinancing thereof, provided, however, that any such Lien shall be confined solely to the Property acquired or refinanced and shall not exceed the cost thereof;

                  (b) Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if the Group shall have made any reserve therefor required by GAAP;

                  (c) Liens of landlords, vendors, carriers, warehousemen, mechanics, contractors, laborers, and materialmen arising by law in the ordinary course of business for sums not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if Group shall have made any reserve therefor required by GAAP;

                  (d) Pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, and other similar laws;

                  (e) Inchoate Liens arising under ERISA to secure the contingent liability of any member of the Group;

                  (f) Liens referred to or reflected in the Group's June 30, 1994 consolidated financial statements, which statements have been certified by an Authorized Officer of Borrower;

                  (g) Liens securing debt of Subsidiaries of any member of the Group provided that such Subsidiary, or substantially all of its assets, are acquired subsequent to the date hereof and such debt exists as of the date of the acquisition;

                  (h) Liens respecting Project Financing provided that such liens are limited to the assets of the subject project; and

                  (i) Liens created after the date hereof which cover assets expressly released by Lender pursuant to
                           Section 2.5(e) or 2.12 hereof.

         "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any Governmental Authority.

         "Plan" means a Single Employer Pension Plan or a Multiple Employer Pension Plan.

         "Project Financing" means any financing obtained by any member of the Group which is non-recourse as to all members of the Group, which financing does not include any Group members' equity interest in the project so financed.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate and no

Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and with respect to which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "Subsidiary" means (1) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by the Borrower or the Guarantor or by one or more of their Subsidiaries or by the Borrower and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "Substantial Portion" means, with respect to the Property of the Group, Property that represents more than 20% of the consolidated assets of the Group as would be shown in the consolidated financial statements of the Group as at the beginning of the twelve-month period ending with the month in which such determination is made or (ii) is responsible for more than 20% of the Consolidated Net Income of the Group as reflected in the Group's most recent financial statements delivered to Lender.

         "Term Loans" means Advances which are converted to term obligations pursuant to Section 2.5 hereof.

         "Termination Date" means January 20, 1996, or such earlier date on which the obligations of the Lender to make Loans hereunder are terminated pursuant to the terms of this Agreement or such subsequent date or dates to which the availability of advances hereunder is extended pursuant to the express terms of this Agreement.

         "Unmatured Default" means an event that, but for the lapse of any applicable cure period or the giving of notice, or both, would constitute a Default. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE Il

                                  THE CREDITS

         2.1. Commitment. (a) From and including the date of this Agreement and prior to the Termination Date, Lender agrees, on the terms and conditions set forth in this Agreement, to make Advances to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of $20,000,000.00. Subject to the terms and conditions set forth below, such Advances may be obtained under either the Facility 2 or the Facility 1; provided, however, that at no time shall the aggregate Advances outstanding under the Facility 2 and the Facility I exceed $10,000,000.00 each; provided, further, that such maximum limitations may be adjusted pursuant to the provisions of Section 2.2 below. Facility 1 and Facility 2 shall be secured by a pledge of the Group Member Notes and Facility 2 shall be further secured by the additional collateral provided pursuant to Section 2.4 hereof. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow and prepay without penalty at any time prior to the Termination Date.

                  (b)(i) The Facility I Note and the Facility 2 Note shall bear interest at the Ninety Day LIBOR Rate plus one percentage point per annum (1 %), adjusted on each Change Date on the basis of the then-effective Ninety-Day LIBOR Rate, determined in accordance with the foregoing definition of Ninety-Day LIBOR Rate. All references to the London interbank market notwithstanding, Borrower agrees the Lender shall not be required actually to obtain funds from such source at any time. Any sums outstanding after maturity (whether due to acceleration or otherwise) shall bear interest at the Compass Bank Prime Rate.

                  (ii) Irrespective of whether the applicable interest rate is Compass Bank Prime Rate, the applicable increment over the Ninety-Day LIBOR Rate or some other rate, interest from date on the outstanding unpaid principal balance shall be calculated by multiplying the product of the relevant principal amount and the applicable rate set forth herein by the actual number of days elapsed, and dividing by 360.

                  (iii) It is the intention of Lender and Borrower to conform strictly to any applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under any applicable law, then, in that event, notwithstanding anything to the contrary in either the Facility Note or the Facility 2 Note, or any other. agreement entered into in connection with or as security for or guaranteeing either the Facility 1 Note or the Facility 2 Note, it is agreed as follows: (1) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged, or received by Lender under the respective Note or under any other agreement entered into in connection with or as security for or guaranteeing Facility 1 or Facility 2 shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be canceled automatically and, if theretofore paid, shall, at the option of Lender, be credited by Lender on the principal amount of any indebtedness owed to Lender by Borrower or refunded by Lender to Borrower, and (II) in the event that the payment of Facility I or Facility 2 is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the Highest Lawful Rate and excess interest, if any, to Lender provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of Lender, be credited by Lender on the principal amount of any indebtedness owed to Lender by Borrower or refunded by Lender to Borrower.

         (iv) Notwithstanding anything herein to the contrary, in no event will interest payable to Lender exceed the maximum amount permitted by the law applicable to Lender (after taking into account all charges payable to Lender that constitute interest under such applicable law), but if any amount referred to in the respective Note that would be payable to Lender but for the applicability of usury or other laws limiting the consideration payable to Under is not paid to Lender as a result of the applicability of such laws, then interest on the outstanding principal balance of this Note payable to Lender shall, to the extent permitted by the law, accrue at the maximum rate of interest permitted by applicable law (after taking into account all charges payable to Lender that constitute interest under applicable law) until the total amount received by Lender equals the amount it would have received had no such laws been applicable.

                  (v) With respect to Advances bearing interest calculated with reference to the Ninety-Day LIBOR Rate, if any future law, rule, regulation or directive, or any future judicial or administrative interpretation of any existing law, rule, regulation or directive

                  (a) subjects Under to any tax, duty, charge or withholding on or from payments due from Borrower (excluding taxation of the overall net income of Lender or taxation which may be treated as an offset against such taxation of overall net income), or

                  (b) imposes or increases any reserve, assessment, special deposit or similar requirement against Lender, or

                  (c) imposes any other condition, the result of which is to increase the cost to Lender of making, funding or maintaining loans or reduces any amount receivable by Lender in connection with loans, or to require Under to make any payment calculated by reference to the amount of loans held or interest received by it, then, in accordance with the following paragraph, Borrower shall pay to Lender that portion of such increased expense incurred or reduced amount received which is attributable to making, funding and maintaining such advances hereunder. Lender promptly shall notify Borrower upon its becoming aware of any such increased expense or reduced amount received.

                  A certificate as to the amount due under clause (v) above, together with reasonable substantiation of such increase, shall be submitted by the Lender to Borrower. Determination of amounts payable under clause (v) above shall be calculated as though Lender funded the Ninety-Day LIBOR Rate Advances through the purchase of a deposit of the type, amount and maturity corresponding to the deposit used as a reference in determining the applicable rate for such advance. The amount specified in the certificate shall be payable on the interest payment date next following receipt by Borrower of the certificate. The indemnity obligations of Borrower under this Agreement shall survive payment of the Facility 1 Note and the Facility 2 Note.

                  (vi) If Lender, in its reasonable discretion, determines that maintenance of any rate based upon the Ninety-Day LIBOR Rate would violate any applicable law, rule, regulation, or directive applicable to Lender, then Lender may suspend the availability of such a rate and shall so advise Borrower promptly and shall offer to Borrower an alternative index (to which one percentage point per annum (1 %) shall be added to calculate the applicable rate under the Facility 1 Note and the Facility 2 Note on each Change Date) and Borrower shall have the option, within 5 business days of receiving such advice from Lender, to elect such alternative index (to which one percentage point per annum (1%) shall be added to calculate the applicable rate under the Facility 1 Note and the Facility 2 Note on each Change Date) or an applicable rate for the Facility 1 Note and Facility 2 Note equal to Compass Bank Prime Rate, and unless and until Borrower makes such election, the Compass Bank Prime Rate will be the applicable rate under the Facility 1 Note and the Facility 2 Note.

                  (vii) Notwithstanding anything to the contrary contained or implied herein, the applicable rate on Advances which are converted to a Term Loan pursuant to Section 2.5 hereof shall be determined pursuant to Section 2.5 hereof.

                  (c) The Commitment to lend hereunder shall expire on the Termination Date, or if the Termination Date is extended pursuant to the terms hereof, on the date to which the Termination Date is extended (each such extended date being referred to herein as the ("Extended Termination Date"). Any outstanding Advances and all other unpaid Obligations (other than those outstanding under Term Loans) shall be paid in full by the Borrower on the Termination Date or any Extended Termination Date.

                  (d) If at any time prior to the Termination Date, as it may be extended from time to time, all amounts payable by Borrower hereunder have been paid in full (including, without limitation, fees payable under Section 2.6 below) and all other obligations under the Loan Documents have been satisfied, the Borrower may terminate this Credit Agreement, and its obligations hereunder, by delivering to Lender a written release of its commitment to lend and of any other Lender obligations hereunder, which release shall be in form and substance satisfactory to the Lender and its counsel.

                  (e) If at any time prior to the Termination Date, as it may be extended from time to time, all amounts payable by Borrower hereunder have been paid in full with the exception of amounts outstanding under the Tenn Loans, and all other obligations under the Loan Documents have been satisfied (including, without limitation, payment of fees under Section 2.6 below), the Lender, upon receipt from Borrower of a release in the form described in Section 2. 1 (d) above, (1) shall have no continuing commitment to lend hereunder and
         (11) shall release the Borrower from the provisions of this Agreement except to the extent that any of the terms hereof are contained or incorporated by reference in the documents and instruments relating to the Term Loans executed pursuant to Section 2.5(b) hereof, and the Term Loans shall be governed by the provisions of such Term Loan documents and instruments executed pursuant to Section 2.5(b) hereof.

         2.2.     Extensions.

                  (a) Initial Extension. The Termination Date shall be extended 364 days (the "Initial Extension") subject to the following conditions:

                           (i)      Between 30 and 60 days prior to the
         Termination Date, Borrower shall submit to Lender a written notice to extend and, in the event Borrower wishes to lower the amount of credit available hereunder, Borrower shall specify such lower amount, (the "Initial Extension Notice");

                           (ii) The Initial Extension Notice shall be accompanied by a Compliance Certificate, together with a copy of the most recent unaudited consolidated and consolidating financial statements of the Group ; and

                           (iii)    As disclosed by such Compliance
         Certificate, the financial information which accompanies same, and such other information as may be available to lender, there shall exist no Default or Unmatured Default.

                  (b)      Additional Extension Options.

                  Borrower may request, at the same time that an Extension Request is made pursuant to clauses 2.2(a)(i) or 2.2(c)(i) hereof, an option to extend the Extended Termination Date for additional periods of 364 days beyond the Initial Extension or any Subsequent Extension, as hereinafter defined, subject to the following conditions:

                           (i) Contemporaneously with the submission of the Initial Extension Notice pursuant to Subsection 2.2(a) above or any submission of any Subsequent Extension Notice pursuant to Subsection 2.2(c) below, Borrower may submit to Lender a written request (the "Additional Extension Option Request"), which shall make specific reference to this Subsection 2.2(b) and which shall specify the amount of credit requested.

                           (ii) Within 60 days following receipt of the Additional Extension Option Request, Lender shall notify Borrower in writing whether or not Lender is willing, based on its normal credit underwriting procedures, to offer the Additional Extension Option on terms substantially similar to the terms hereof, subject to adjustment of financial covenants as stated in such writing.

                           (iii) It is acknowledged and agreed that Lender has no obligation to grant any Additional Extension Option Request.

                  (c)      Exercise of Additional Extension Option.

                  If the Lender grants any Additional Extension Option Request pursuant to 2.2(b) above, the Borrower may exercise such option to extend ("Subsequent Extension") by satisfaction of the following conditions:

                  (i) Between 30 and 60 days prior to the Extended Termination Date, Borrower shall submit to Lender a written notice of its intent to exercise the Additional Extension option ("Subsequent Extension Notice").

                  (ii) The Subsequent Extension Notice shall be accompanied by a Compliance Certificate, together with the most recent unaudited consolidated and consolidating financial statements of the Group.

                  (iii) Any amendments or modifications of this Agreement, as appropriate to place in effect the conditions imposed by Lender pursuant to Subsection 2.2(b)(ii), shall have been executed by Borrower.

                  (iv) As disclosed by the subject Compliance Certificate and the accompanying financial statements and other information as may be available to Under, there shall exist no Default or Unmatured Default under this Agreement, as modified pursuant to Subsection 2.2(b)(ii), above.

         2.3. Facility 1. On any Business Day prior to the Termination Date or any Extended Termination Date, so long as there exists no Default or Unmatured Default hereunder, Borrower may automatically obtain Advances under the Facility 1 to the extent of shortages in the Concentration Account and upon verbal or written request of the Borrower. All Advances shall be recorded in the Borrower's Loan Account for Facility 1 and deposited in the Concentration Account.

         2.4. Facility 2. (a) From the date hereof until the Termination Date or any Extended Termination Date, so long as there exists no Default or Unmatured Default hereunder, Advances shall be available under the Facility 2. Advances may be obtained upon the submission of a written request specifying the amount of such requested Advance. In addition to such written request, Borrower shall furnish the Lender all information regarding the collateral which Borrower proposes to serve as security for the Advance as may be necessary for the Lender to obtain a security interest therein and to assess the value thereof. If, in the exclusive and absolute judgment of the Lender, the value of such proposed collateral is unacceptable to Lender to secure the subject Advance, whether in terms of amount, type or otherwise, Lender may require such additional collateral as it considers necessary to adequately secure each such Advance. In order to allow Lender to assess the value of the proposed collateral prior to each Advance and to allow time to prepare all documentation necessary to create and perfect the Lender's security interest, Borrower shall submit any request for an Advance under Facility 2 at least 30 days prior to the date on which such Advance is to be made. The collateral for each Advance under Facility 2 shall secure all other Advances evidenced by the Facility 2 Note. Borrower shall execute and deliver all documentation reasonably required by Lender and its counsel to create and perfect the required security interest in the collateral to secure such Advance. Any out-of-pocket expenses incurred in connection with such documentation, including, without limitation, reasonable fees and expenses of Lender's legal counsel, recording taxes, filing fees, title insurance premiums, surveys, and environmental reports shall be born by the Borrower.

         (b) Notwithstanding the fact that all Facility 2 Collateral secures all Facility 2 Advances, the Lender acknowledges that to the extent that each Facility 2 Advance relates to a specific project (the "Project Advance"), the principal collateral to be offered as security for such Advance will relate to such project (the "Project Collateral"); provided, however, that such acknowledgement by Lender is made solely for convenience of reference to and to describe a relationship between a particular Project Advance and the principal collateral therefor and that nothing contained or implied in this paragraph shall constitute an acceptance by lender, or create any obligation of Lender to accept or release any collateral, the acceptance or release of collateral by lender being subject to Lender's absolute and exclusive determination of the acceptability thereof as expressly provided elsewhere in this Agreement. Upon Borrower's written request and payment in full of the applicable Project Advance, provided that no Event of Default or Unmatured Default exists at such time and Lender determines in its exclusive and absolute judgment that the value of all other Facility 2 Collateral is acceptable to Lender in terms of amount, type and in all other respects to secure Facility 2, Lender agrees to consider releasing the Project Collateral applicable to the paid Project Advance from any and all mortgages, security agreements, pledge agreements or other security documents.

         2.5. Term Option. (a) From time to time, Borrower may convert any portion of Facility 1 or Facility 2 to a Term Loan provided that (i) conversion of Advances under Facility 1 to Term Loans shall be conditioned upon the Borrower's granting to Lender a security interest in collateral acceptable to Lender in its exclusive and absolute judgment in terms of amount, type and otherwise to secure such Term Loans and (ii) all Advances under Facility 2 converted to Term Loans shall be secured by that portion of the Facility 2 Collateral given in connection with all such Facility 2 Advances being converted.

         (b) Each Term Loan shall be evidenced by a promissory note with an adjustable interest rate equal to (i) fifty (50) basis points in excess of the rate of interest applicable under the Facility I Note and the Facility 2 Note, as applicable, subject to periodic adjustments as provided therein, or
(ii) alternatively, at the Borrower's option, to be exercised at the time of conversion, a fixed interest rate equivalent to such adjusted rate, determined with reference to the "interest rate swap" market at such time. The maturity and repayment terms of each Term Loan shall be subject to the mutual agreement of Lender and Borrower, provided that each Term Loan (i) shall have a term of two (2) years or such longer term as the parties may agree or such shorter term as Borrower shall elect commencing on the Termination Date as it may be extended from time to time, (ii) shall provide for equal payments of principal plus interest based on an amortization schedule of no fewer than 120 months with a balloon payment upon maturity, and (iii) if the applicable note provides for an adjustable interest rate, shall provide for prepayment without premium or penalty. Borrower and Lender shall, in connection with the conversion of any Advance to a Term Loan, execute and deliver documents and instruments relating thereto and the collateral therefor containing or incorporating such of the covenants, events of default, representations and warranties of this Agreement as may be applicable thereto, as well as such other terms, conditions and assurances relating to the priority, preservation and perfection of Lender's interest in the collateral for such Tenn Loan as Lender may require in connection therewith.

         (c) Unless Lender and Borrower agree otherwise in writing, the maximum amount of credit available under Facility I shall be reduced by the amount of Facility 1 Advances converted to Term Loans, and the maximum amount of credit available under Facility 2 shall be reduced by the amount of Facility 2 Advances converted to Tenn Loans. Subject to Section 2.5(d) below, as the principal balance of any Term Loan is reduced, the maximum amount of credit availability under Facility 1 or Facility 2, as applicable, shall be increased by the amount of such reduction.

         (d) A reduction of the principal balance of any Term Loan shall not result in a corresponding increase in credit available under Facility 1 and Facility 2 in the event that (i) the Borrower has paid a Term Loan in full and has requested a corresponding reduction in credit availability under Facility 1 or Facility 2, as applicable and (ii) in accordance with Section 2.5(e) below, the Lender has granted to Borrower a written release of the covenant set forth in Section 5.13 hereof as it relates to the assets that were held by the Lender as collateral with respect to any such Term Loan.

         (e) Provided that no Default or Unmatured Event of Default then exists, upon payment in full of any Term Loan and upon Borrower's request for a corresponding reduction in the amount of credit available under Facility 1 or Facility 2, as applicable, Lender agrees to release the collateral specifically granted to secure such Tenn Loan (i) from any mortgage, security agreement or other applicable collateral documents and (ii) from the covenant set forth in
Section 5.13 hereof. Thereafter, any liens created by the Borrower with respect to such released assets shall be considered Permitted Liens for purposes of this Credit Agreement.

         (f) Provided that no Default or Unmatured Event of Default then exists, upon payment in full of any Term Loan and a corresponding increase in the amount of credit available under Facility 1 or Facility 2, as applicable, Lender agrees to release the collateral specifically granted to secure such Term Loan from any mortgage, security agreement or other applicable collateral documents; provided that any assets so released will remain subject to the covenants set forth in Section 5.13 hereof.

         2.6. Non-use Fee. The Borrower agrees to pay to the Lender upon submission of an invoice, a non-use fee of .25% (25 basis points) per annum on the daily unborrowed portion of the Facility 2 and the Facility 1 from the Closing Date to and including the Termination Date, payable in arrears on the first day of each January, April, July and October hereafter and on the Termination Date. All accrued non-use fees shall be payable on the effective date of any termination of the obligations of the Lender to make Loans hereunder.

         2.7. Applicable Interest Rate. All Advances shall bear interest at the rate set forth in the Notes, payable as provided therein.

         2.8. Record of Advances, Payments, Etc. All Advances and payments shall be debited or credited, as the case may be, to the appropriate Borrower's Loan Account. Lender shall also record in the appropriate Borrower's account all other charges, expenses, fees and other items properly chargeable to Borrower hereunder. The debit balance of each Borrower's Loan Account shall reflect the amount of Borrower's indebtedness under the Facility 2 and the Facility 1, as applicable, from time to time outstanding. Not less than monthly, Lender shall furnish Borrower with statements of Borrower's Loan Account with respect to the Facility 2 and the Facility 1 provided that such information will be available to Borrower daily by telephone. Unless Borrower objects to the information contained in any such statement within 30 days after the date thereof, such statement shall be conclusive as to the information therein contained absent manifest error.

         2.9. Procedure for Re-Advances, Payments, Etc. Proceeds of Advances shall be readvanced to Group Members under the Group Member Notes. Such re-advances shall be disbursed from the Concentration Account, and all payments under the Group Member Notes shall be deposited in the Concentration Account. At the close of each business day, any funds remaining in the Concentration Account will be applied to Advances outstanding under Facility 1 or the Facility 2 in the following order, unless otherwise directed in writing by the Borrower: first, to Advances outstanding under the Facility I and, second, to Advances outstanding under the Facility 2. At the end of each business day, any shortages in the Concentration Account will be covered by Advances under the Facility 1. If at the end of any business day the funds in the Concentration Account exceed sums outstanding under the Facility 1 and the Facility 2, such excess amount shall be invested overnight in accordance with instructions from Borrower.

         2.10. Assignment of Group Member Notes. Each of the Group Member Notes shall be assigned and pledged to Lender as collateral for the Facility I or the Facility 2, as appropriate, pursuant to the Collateral Assignment pledge agreements in substantially the form of Exhibit C hereto.

         2.11. Letters of Credit. Provided that all conditions for Advances shall have been and remain fully satisfied and Borrower otherwise would at such time be eligible for an Advance, Lender shall issue upon Borrower's request and for Borrower's account Letters of Credit, in form and substance acceptable to Lender, with the aggregate face amount of Letters of Credit issued reducing the credit availability under Facility 1 or Facility 2, as applicable. Lender's obligation to issue any such Letter of Credit shall be conditioned upon (i) Borrower's payment of a one percent (1%) Letter of Credit issuance fee and Lender's other customary Letter of Credit charges and (ii) Borrower's execution of such promissory notes, letter of credit applications, reimbursement agreements, collateral documents and other documents as Lender shall request in connection therewith, all in form and substance acceptable to Lender.

         2.12. Partial Release of Negative Pledge. In the event that Borrower receives a bona fide irrevocable commitment from a financial institution other than Lender (the "Other Lender") for a secured loan with a term longer than two (2) years or an amortization longer than 120 months, provided that Borrower shall have first requested that Lender make such financing available to Borrower on substantially the same terms and Lender shall have declined to make such financing available to Borrower, Borrower shall promptly present such commitment of Other Lender to Lender within three
(3) days of receipt thereof by Borrower, and Lender shall have the option in its sole discretion to: (1) provide financing to Borrower under Facility 2 on substantially the same terms as the commitment of the Other Lender, with a corresponding reduction in availability under Facility 2, (2) consider reducing the credit available under Facility 2 by an amount equal to the Other Lender's committed amount and releasing from the negative pledge under Section 5.13 hereof the assets required as collateral under the Other Lender's commitment to the extent required by such Other Lender in order to receive a first priority security interest or mortgage, or (3) advise Borrower that Lender will neither release such assets from Section 5.13 nor make such financing available. Lender shall advise Borrower within 10 business days of its receipt of the Other Lender's commitment whether Lender has elected option
(1), (2) or (3). In the event that Lender chooses option (2) above, the mortgage or security interest of the other Lender on the assets released by Lender will constitute a Permitted Lien.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

         3.1. Initial Advance. The Lender shall not be required to make the initial Advance hereunder unless the Borrower has furnished to the Lender:

                  (i) A certificate of corporate existence and qualification from the Secretary of State of Alabama and a certificate of good standing from the Department of Revenue of the State of Alabama.

                  (ii) Copies, certified by the Secretary or an Assistant Secretary of the Borrower, of its certificate of incorporation, together with all amendments thereto, and by-laws and Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for Lender) authorizing the execution of the Loan Documents.

                  (iii) An incumbency certificate, executed by the Secretary or any Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Lender shall be entitled to rely until informed in writing by the Borrower of any change.

                  (iv) A certificate, signed by an Authorized Officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

                  (v) A written opinion of the Borrower's counsel, addressed to the Under in substantially the form of Exhibit "D" hereto.

                  (vi)     The Notes.

                  (vii) A duly completed Compliance Certificate as of the Closing Date.

                  (viii) Such other documents as Lender or its counsel may have reasonably requested.

         3.2. Each Advance. The Lender shall not be required to make any Advance, unless on the applicable Borrowing Date.

                  (i)      There exists no Default or Unmatured Default.

                  (ii)     The representations and warranties contained in
                           Article IV (other than Section 4.5) are true and correct as of the date of such Advance.

                  Each request for an Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Section 3.2(i) and (ii) have been satisfied. Lender may require a duly completed Compliance Certificate as a condition to making an Advance.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender that:

         4.1. Corporate Existence and Standing. Each of the Borrower and the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         4.2. Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally. The Guarantor has the corporate power and authority and legal right to execute and deliver the Guaranty and to perform its obligations thereunder. The execution and delivery by the Guarantor of the Guaranty and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Guaranty constitutes legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, except its enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         4.3. No Conflict, Government Consent. Neither the execution and delivery by the

Borrower of the Loan Documents, nor the consummation of the transactions provided for therein, nor compliance with the provisions thereof, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Group Member or the Borrower's or any Group Member's certificate or articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any member of the Group is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or any member of the Group pursuant to the terms of any such indenture, instrument or agreement, other than such violations, conflicts or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         4.4. Financial Statements. The December 31, 1993 consolidated financial statements of the Group heretofore delivered to the Lender were prepared in accordance with GAAP in effect on the date such statements were prepared and present fairly the consolidated financial condition and operations of the Group at such date.

         4.5. Material Adverse Change. Since December 31, 1993, there has been no change in the business, Property, financial condition or results of operations of the Group which would have a Material Adverse Effect.

         4.6. Taxes. The Group has filed all United States federal tax returns and all other tax returns required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Group or any , member of the Group except such taxes, if any, as are being contested in good faith and as to which, in the good faith judgment of the Borrower, adequate reserves have been provided and except for those returns with respect to which the failure to file would have no material adverse effect. The charges, accruals and reserves on the books of any member of the Group with respect to any taxes or other governmental charges are adequate in the good faith judgment of the Borrower.

         4.7. Litigation and Guaranteed Obligations. There is no litigation, arbitration, governmental investigation, pending or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting any member of the Group which could reasonably be expected to have a Material Adverse Effect. The Borrower has no material Guaranteed Obligations not provided for or disclosed in the financial statements referred to in Section 4.4.

         4.8. Group. Schedule "1" hereto contains an accurate list of all of the now existing members of the Group, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or the Guarantor. All the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         4.9. ERISA. Each Plan complies in all material respects with all applicable requirements of law and regulations, and no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan. No Insufficiency exists with respect to any Plan. Neither the Borrower nor any ERISA Affiliate is required to contribute to or has ever had a liability to a Multiemployer Plan.

         4.10. Accuracy of Information. Neither any verbal statements made by Borrower's President or Secretary/Treasurer nor any written information, exhibit or report furnished by or on behalf of the Borrower or any member of the Group to the Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or purposely omitted to state a material fact.

         4.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Group that are subject to any limitation on sale, pledge or other restriction hereunder.

         4.12. Material Agreements. No member of the Group is a party to any agreement or instrument or subject to any charter or other corporate restriction that could reasonably be expected to have a Material Adverse Effect. No member of the Group is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect. No member of the Group is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument evidencing or governing Indebtedness.

         4.13. Compliance With Laws. Each member of the Group has complied with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of its respective Property, except where the failure so to comply could not reasonably be expected to have a Material Adverse Effect. No member of the Group has received any notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         4.14. Investment Company Act. No member of the Group is an "investment company" nor a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         4.15. Public Utility Holding Company Act. The Group is exempt from the requirements of the Public Utility Holding Company Act of 1935, as amended.

         4.16. Licenses. Each member of the Group holds all necessary Licenses, and is authorized to transact business, in each jurisdiction wherein it transacts any business. No such License is the subject of a proceeding for suspension or revocation, there is no sustainable basis for such suspension or revocation, and to the Borrower's knowledge no such suspension or revocation has been threatened by any Governmental Authority.

         4.17. Solvency. The total assets of the Group exceed its total liabilities, and the Group is capable of paying its debts as and when they become due.

                                   ARTICLE V

                                   COVENANTS

         During the term of this Agreement, unless the Lender shall otherwise consent in writing:

         5.1. Financial Reporting. The Group will maintain a system of accounting established and administered in accordance with GAAP and furnish to the Lender:

                  (a) Annual Reports. Within one hundred twenty (120) days after the close of each fiscal year, the audited consolidated financial statements of the Group as at the end of such year, setting forth the audited consolidated balance sheet, as at the end of such year, and the audited consolidated statement of income, statement of cash flows and statement of retained earnings for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by the report of the Group's independent certified public accountants and by an unaudited consolidating balance sheet and unaudited consolidating statement of' income of the Group duly certified by the Guarantor's chief financial officer as being correct reflections of the information used for the audited consolidated financial statements. The report pertaining to the financial statements required by this Section shall be the unqualified opinion of a firm of independent certified public accountants of national standing or of a firm of independent certified public accountants otherwise acceptable to the Lender (provided that the unqualified status of such opinion may be waived at the Under's discretion upon written request of Borrower); and

                  (b)      Quarterly and Year to Date Reports. Within sixty
(60) days after the end of each calendar quarter and fiscal Year, the unaudited consolidated and consolidating balance sheets of the Group as of the end of such quarter or fiscal year and the related unaudited consolidated and consolidating statements of income and the consolidated statement of cash flows for such quarter and fiscal year to date, all certified by an Authorized Officer.

                  (c) Together with the financial statements required hereunder, a compliance certificate signed by an Authorized Officer of the Borrower showing the calculations necessary to determine compliance with the financial covenants contained herein and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                  (d) In the event an Insufficiency exists, within 270 days after the close of each fiscal year, a statement of the Insufficiency with respect to each Plan, certified as correct by an actuary enrolled under ERISA.

                  (e) Promptly upon the request of the Lender, copies of all the most recent material reports and notices in connection with Plans that the Borrower or any Group member is required to file under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor, or which the Borrower or any Subsidiary receives from such Governmental Authorities.

                  (f) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by any member of the Group, which could reasonably be expected to have a Material Adverse Effect.

                  (g) Promptly upon the filing thereof, copies of all Forms 10Q, 10K and 8K (other than earnings press releases) and any registration statements that any member of the Group files with the Securities and Exchange Commission.

                  (h) Such other information (including, without limitation, non-financial information) as the Lender may from time to time reasonably request.

         5.2. Use of Proceeds. The Borrower will, and will cause each member of the Group to, use the proceeds of the Advances only for corporate purposes of the Group. The Borrower will not, nor will it permit any member of the Group to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

         5.3. Notice of Certain Events. The Borrower will give prompt notice in writing to the Lender of (i) the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, that could reasonably be expected to have a Material Adverse Effect, (ii) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by any Group member which is required to conduct business in compliance with all applicable laws and regulations, other than such expiration, revocation or suspension that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or with respect to any Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (iv) any judicial or administrative order limiting or controlling the business of any Subsidiary which has been issued or adopted and which could reasonably be expected to have a Material Adverse Effect.

         5.4. Conduct of Business. The Borrower will do, and will cause each member of the

Group to do, all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all-requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.5. Taxes. The Borrower will pay, and will cause each member of the Group to pay, when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         5.6. Insurance. The Borrower will maintain, and will cause each member of the Group to maintain, with financially sound and reputable insurance companies insurance on all or substantially all of its Property in such amounts and covering such risks, and with such risk retention or self-insurance, as is consistent with sound business practice for Persons in substantially the same industry as the Borrower or such member of the Group, and the Borrower will furnish to Lender upon request full information as to the insurance carried and any applicable risk retention or self-insurance.

         5.7. Compliance with Laws. The Borrower will comply, and will cause each member of the Group to comply, with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         5.8. Maintenance of Properties. The Borrower will do, and will cause each member of the Group to do, all things reasonably necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition and make all reasonably necessary repairs, renewals and replacements for the conduct of its business.

         5.9. Inspection. The Borrower will permit, and will cause each member of the Group to permit, the Lender to inspect any of the Property, corporate books and financial records of the Borrower and each member of the Group, to examine and make copies of the books or accounts and other financial records of the Borrower and each member of the Group, and to discuss the affairs, finances and accounts of the Borrower and each member of the Group with, and to be advised as to the same by, their respective Presidents and financial officers at such reasonable times and intervals as the Lender may designate.

         5.10. Merger. The Borrower will not, nor will it permit any member of the Group to, merge or consolidate with or into any other Person, except that (i) a member of the Group may merge with the Borrower, the Guarantor or a Wholly-Owned Subsidiary, and (ii) the Borrower and any member of the Group may merge with any other Person provided that (a) the Borrower or such member of the Group shall be the continuing or surviving corporation and, after giving effect to such merger, no Default shall exist or (b) the surviving corporation's tangible net worth shall exceed that of the merging corporation.

         5.11. Sale of Assets. The Borrower will not, nor will it permit any member of the Group to, lease, sell or otherwise dispose of all or a Substantial Portion of the Property of the Group to any other Person in any single transaction or series of transactions within any 12-month period, except for the sale of assets in the ordinary course of business or with the prior written consent of Lender, not to be unreasonably withheld).

         5.12. Sale and Leaseback. The Borrower will not, nor will it permit any member of the Group in any single transaction or series of transactions within any 12 month period to, sell or transfer a Substantial Portion of its Property in order concurrently or subsequently to lease as lessee such or similar Property, other than in the ordinary course of business.

         5.13. Liens (Negative Pledge). The Borrower will not create, incur or suffer to exist, nor shall Borrower allow any member of the Group to create, incur or suffer to exist, any Lien in, of or on any of their Properties except for Permitted Liens.

         5.14. Consolidated Tangible Net Worth. The Group will maintain at all times Consolidated Tangible Net Worth equal to not less than $17,385,000.

         5.15. Ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth. The Group will maintain at all times a ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth of not more than 2.9 to 1.0.

         5.16. Interest Coverage Ratio. The Group shall maintain, on a rolling four-quarter average basis, a ratio of Consolidated Cash Flow plus Consolidated Interest Expense to Consolidated Interest Expense of not less than
2.0 to 1.0.

         5.17. Ratio of Cash Flow to Current Maturities. The Group shall maintain, on a rolling four-quarter average basis, a ratio of Consolidated Cash Flow to Consolidated Current Maturities of not less than 1.75 to 1.0. For purposes of the foregoing none of the Advances to be made hereunder shall be considered "Current Maturities" (except for any principal portion of any Advance converted to a term loan and payable during the then current Fiscal
Year).

         5.18. Earnings. The Group shall have a minimum annual Consolidated Net Income after taxes for each fiscal year, beginning with the fiscal year ending December 31, 1995, of at least $2,500,000.

         5.19. Affiliates. The Group will not enter, and will not permit any member of the Group to enter, into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payments or transfer to, any Affiliate (other than a Wholly-Owned Subsidiary) except for (i) the loans by the Borrower to the members of the Group (ii) any such transactions, payments or transfers with or to such Affiliates as are made in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's, the Guarantor's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower, the Guarantor or such Subsidiary than the Borrower, the Guarantor or such

Subsidiary would obtain in a comparable arms-length transaction and (iii) any such other transactions, payments or transfers with or to such Affiliates as could not reasonably be expected to have a Material Adverse Effect.

         5.20. Compliance with ERISA. The Group will not (i) terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in any material liability of the Borrower or an ERISA Affiliate to the PBGC; (ii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, that presents a material risk of such a termination by the PBGC of any Plan so as to result in any material liability of the Borrower or any ERISA Affiliate to the PBGC; (iii) be an "employer" (as defined in Section 3(5) of ERISA), or permit any ERISA Affiliate to be an "employer", required to contribute to any Multiemployer Plan; or (iv) fail to comply in any material respect with any laws or regulations applicable to any Plan.

                                   ARTICLE VI

                                    DEFAULTS

The occurrence of any one or more of the following events shall constitute a
Default:

         6.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any member of the Group to the Lender under or in connection with this Agreement, any Loan or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false on the date as of which made.

         6.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any commitment fee or non-payment of any other Obligation under any of the Loan Documents within 10 days after written notice from Lender to Borrower that such Obligation is due.

         6.3. The breach of any of the terms or provisions of Section 5.2, 5.3, 5.10, 5.11, 5,12, 5.13, 5.14, 5.15, 5.16, 5.17 or 5.18 and, in the case of a breach of the provisions of Section 5.14 or 5.15, the continuance of such breach for a period of 15 days.

         6.4. The breach (other than a breach that constitutes a Default under any Section of this Article VI other than this Section 6.4) of any of the terms or provisions of this Agreement, and the continuance of such breach for a period of 30 days after written notice thereof from Lender to Borrower.

         6.5. Failure of the Borrower or any member of the Group to pay when due any Indebtedness, if the aggregate amount of all such Indebtedness involved exceeds $1,000,000; or any Indebtedness of the Borrower or any Subsidiary shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof due to any failure to pay any amounts payable in respect of Indebtedness, if the aggregate amount of all such accelerated Indebtedness involved exceeds $1,000,000; or any Indebtedness of the Borrower or any Subsidiary shall be declared to be due and payable or required to be pre-paid (other than by a regularly scheduled payment) prior to the stated maturity date thereof as a result of the occurrence of any default arising from any circumstance or condition other than the failure to pay, if the aggregate amount of Indebtedness involved exceeds $1,000,000, and such Indebtedness shall not be paid in full within 3 days of such acceleration; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         6.6. The Borrower or any member of the Group shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of the Property of the Group, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding, filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 6.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 6.7.

         6.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in
Section 6.6(iv) shall be instituted against the Borrower or any of its Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         6.8. Any Governmental Authority shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower or any of its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

         6.9. The Borrower or the Guarantor shall fail within 45 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000, which is not covered by insurance or stayed on appeal or otherwise being appropriately contested in good faith.

         6.10.    (i) Any ERISA Event shall have occurred.

         6.11. Any Governmental Authority having jurisdiction shall prohibit or limit the payment or distribution to the Borrower of dividends, principal or interest payments or management fees, if such prohibition or limitation could reasonably be expected to have a Material Adverse Effect.

         6.12. The Borrower or any member of the Group shall be the subject of any proceedings or governmental investigation of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         6.13.    Any Change in Control shall occur.

                                  ARTICLE VII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         7.1. Acceleration. If any Default described in Section 6.6 or 6.7 occurs, the obligations of the Lender to make Loans hereunder shall automatically terminate, and the Obligations shall immediately become due and payable without any election or action on the part of the Lender. If any other Default occurs, Lender may, without notice to the Borrower, terminate or suspend the obligations of the Lender to make Loans hereunder, or declare all the Obligations to be due and payable, or both, whereupon all the Obligations shall become immediately due and payable, without presentment, demand or protest all of which the Borrower hereby expressly waives.

         7.2. Preservation of Rights. No delay or omission of the Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lender, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative, and all shall be available to the Lender until the Obligations have been paid in full.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans.

         8.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, Lender shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulations.

         8.3. Headings. Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Loan Documents.

         8.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding between the Borrower and the Lender and supersede all prior agreements and understandings among the Borrower and the Lender relating to the subject matter thereof.

         8.5. Benefits of this Agreement. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         8.6. Expenses, Indemnification. The Borrower shall reimburse the Lender for any costs and out-of-pocket expenses (including 90% of attorneys' fees of attorneys for the Lender, not to exceed $15,000) paid or incurred by the Lender in connection with the preparation, negotiation, execution, delivery and review of the Loan Documents. The Borrower also agrees to reimburse the Lender for any out-of-pocket expenses (including reasonable attorneys' fees of attorneys for the Lender) paid or incurred by the Lender in connection with the collection and enforcement of the Loan Documents. The obligations of the Borrower under this Section 8.6 shall survive the termination of this Agreement.

         8.7. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

         8.8. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         8.9. Nonliability of Lender. The relationship between the Borrower and the Lender shall be solely that of borrower and lender. Lender shall not have any fiduciary responsibilities to the Borrower. Lender undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         8.10. Choice of Law. The Loan Documents shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Alabama.

         8.11. Setoff. In addition to, and without limitation of, any rights of the Lender under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to Lender.

                                   ARTICLE IX

                                    NOTICES

         9.1. Giving Notice. All notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing and shall be delivered or mailed (or in the case of electronic communication, delivered by telecopy with copy by U.S. mail or courier) addressed to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if personally delivered or mailed (properly addressed with postage prepaid), shall be deemed given when received; any notice, if transmitted by telecopy shall be deemed given when transmitted (receipt confirmed by telephone).

         9.2. Change of Address. The Borrower and the Lender may change the address for service of notice upon it by a notice in writing to the other parties hereto.

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement on the day and year first above written.

                                   BORROWER:

                                   ALATENN CREDIT CORP.



                                   By: /s/ George G. Petty
                                      -----------------------------------------
                                   Print Name: George G. Petty
                                               --------------------------------

                                   Title: Secretary/Treasurer

                                   Address:  100 East Second Street
                                             Sheffield, Alabama 35660

                                   Attention:  Mr. George Petty
                                   Telephone   Number: (205) 323-6241
                                   Telecopier: (205) 351-2858



                                   LENDER:

                                   COMPASS BANK



                                   BY: /s/ W. Don Ellis
                                       ----------------------------------------
                                   Print Name: W. Don Ellis
                                               --------------------------------


                                   Title: Vice President
                                          -------------------------------------

                                   Address:  412 North Court Street
                                             Florence, Alabama


                                   Attention: Commercial Loan Department
                                   Telephone Number: (205) 767-8879
                                   Telecopier: (205) 767-8872

                        LOAN MODIFICATION AGREEMENT AND
                          AMENDMENT TO LOAN DOCUMENTS


         THIS LOAN MODIFICATION AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS (this "Agreement") is being entered into as of the 26th day of January, 1996, by and between COMPASS BANK, an Alabama state banking corporation ("Bank") and ALATENN CREDIT CORP., a corporation (the "Borrower").

                                P R E A M B L E

         The Borrower is the maker of a certain $10,000,000.00 Master Revolving Promissory Note (Facility 1) dated as of January 20, 1995 (the "Facility 1 Note") and a certain $10,000,000 Master Revolving Promissory Note (Facility 2) dated as of January 20, 1995 (the "Facility 2 Note", or together with the Facility 1 Note, the "Notes"), which together evidence a certain $20,000,000.00 loan from the Bank to the Borrower (the "Loan"). The Loan was extended pursuant to a certain Credit Agreement by and between the Bank and the Borrower dated as of January 20, 1995 (the "Credit Agreement"), and is secured by, among other things, that certain Collateral Assignment and Pledge of Master Promissory Notes from Borrower to Bank dated as of January 20, 1995 and is guaranteed by the Continuing Guaranty of AlaTenn Resources, Inc. (the "Guarantor"). The Bank and the Borrower have agreed to renew and modify the Loan, and to amend the documents and instruments evidencing, securing, relating to, guaranteeing or executed or delivered in connection with the Loan (collectively the "Loan Documents").

                               A G R E E M E N T

         NOW, THEREFORE, in consideration of the premises, the mutual agreements of the parties as set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Bank to renew and modify the Loan, the parties, intending to be legally bound hereby, agree as follows:

         A. Modification of Loan. The maturity date of the Loan shall be extended to January 20, 1997.

         B. Amendment of Credit Agreement. The Credit Agreement shall be and the same hereby is amended as follows:

                  (i) By deleting from Section 5.14 thereof the amount "$17,385,000" and inserting in place thereof the amount "$10,000,000".

                  (ii) By adding a new Section 5.14A which shall read as follows:

                           "5.14A Consolidated Net Worth. The Group will maintain at all times a Consolidated Net Worth equal to not less than $27,110,000, with Consolidated Net Worth being defined as the amount of consolidated net worth of the Group as shown on the Group's consolidated financial statements, determined in accordance with GAAP."

                  (iii) By deleting from Section 5.15 the ratio "2.9:1" and inserting in place thereof the ratio "3.7:1".

                  (iv) By adding a new Section 5.15A which shall read as follows:

                           "5.15A Ratio of Consolidated Indebtedness to
                           Consolidated Net Worth. The Group will maintain at all times a ratio of Consolidated Indebtedness to Consolidated Net Worth (as defined in Section 5.14A hereof) of not more than 1.35:1."

         C. Amendment of Notes. The Notes shall be and the same hereby are amended by changing the maturity dates thereof to January 20, 1997.

         D. Effect on Loan Documents. Each of the Loan Documents shall be deemed amended as set forth hereinabove and to the extent necessary to carry out the intent of this Agreement. Without limiting the generality of the foregoing, each reference in the Loan Documents to the "Notes", the "Credit Agreement", or any other "Loan Documents" shall be deemed to be references to said documents, as amended hereby. Except as is expressly set forth herein, all of the Loan Documents shall remain in full force and effect in accordance with their respective terms and shall continue to evidence, secure, guarantee or relate to, as the case may be, the Loan.

         E. Representations and Warranties. Each representation and warranty contained in the Loan Documents is hereby reaffirmed as of the date hereof. The Borrower hereby represents, warrants and certifies to Bank that no Event of Default nor any condition or event that with notice or lapse of time or both would constitute an Event of Default, has occurred and is continuing under any of the Loan Documents or the Loan, and that Borrower has no offsets or claims against Bank arising under, related to, or connected with the Loan, the Credit Agreement or any of the other Loan Documents.

         F. Additional Documentation; Expenses. Borrower shall provide to Bank a certified resolution of the Borrower properly authorizing the transactions contemplated hereby and the execution of this Agreement and all other documents and instruments being executed in connection herewith and all other documents and instruments required by Bank, all in form and substance satisfactory to Bank. Borrower shall pay any recording and all other expenses incurred by Bank and Borrower in connection with the modification of the Loan and any other transactions contemplated hereby, including without limitation, title or other insurance premiums, survey costs, legal expenses, recording fees and taxes.

         G. Execution by Guarantor. Guarantor has executed this Agreement to evidence its consent to the modification and amendments as described herein, and to acknowledge the continuing effect of its Guaranty and the obligations contained therein.

         IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the date first set forth above.

                                    BORROWER:

                                    ALATENN CREDIT CORP.



                                    By: /s/ Jerry A. Howard
                                        ---------------------------------------
                                        Its President


                                    By: /s/ George G. Petty
                                        ---------------------------------------
                                        Its: Secretary



                                    BANK:

WITNESS:                            COMPASS BANK



/s/ Kelly Munger                    By: /s/ Bob Broadway
--------------------------------        ---------------------------------------
                                        Its: Officer


                                    GUARANTOR:

                                    ALATENN RESOURCES, INC.



                                    By: /s/ Jerry A. Howard
                                        ---------------------------------------

STATE OF ALABAMA           )

COUNTY COLBERT             )


         I, the undersigned, Notary Public in and for said County in said State, hereby certify that George G. Petty, whose name as Secretary of ALATENN CREDIT CORP., a corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 26th day of Jan., 1996.


                                       /s/ Sheila Pounders Jones
                                       ----------------------------------------
                                       Notary Public
[NOTARIAL SEAL]                        My commission expires: 03-08-99





STATE OF ALABAMA           )

COUNTY COLBERT             )

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that Jerry A. Howard, whose name as Chairman, President and CEO of ALATENN CREDIT CORP., a corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 26th day of Jan., 1996.



                                       /s/ Sheila Pounders Jones
                                       ----------------------------------------
                                       Notary Public
[NOTARIAL SEAL]                        My commission expires: 03-08-99

STATE OF ALABAMA           )

COUNTY LAUDERDALE          )

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that Bob Broadway, whose name as Loan Officer of COMPASS BANK, an Alabama banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 26th day of January, 1996.



                                       /s/ Donna R. Hortre
                                       ----------------------------------------
                                       Notary Public
[NOTARIAL SEAL]                        My commission expires: 10-24-99




STATE OF ALABAMA           )

COUNTY OF COLBERT          )

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that Jerry A. Howard, whose name as Chairman, President and CEO of ALATENN RESOURCES, INC., a ___________ corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

               Given under my hand this the 30th day of Sept., 1997.


                                       /s/ Sheila Pounders Jones
                                       ----------------------------------------
                                       Notary Public
[NOTARIAL SEAL]                        My commission expires: 3/8/99

                        LOAN MODIFICATION AGREEMENT AND
                          AMENDMENT TO LOAN DOCUMENTS


         THIS LOAN MODIFICATION AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS (this "Agreement") is being entered into as of the 10th day of February 1997, by and between COMPASS BANK, an Alabama state banking corporation ("Bank") and ALATENN CREDIT CORP., a corporation (the "Borrower") and ATRION CORPORATION, a corporation formerly known as "AlaTenn Resources, Inc." (the "Guarantor").

                                P R E A M B L E

         The Borrower is the maker of a certain $10,000,000.00 Master Revolving Promissory Note (Facility 1) dated as of January 20, 1995 (as amended, the "Facility 1 Note") and a certain $10,000,000 Master Revolving Promissory Note (Facility 2) dated as of January 20, 1995 (as amended, the "Facility 2 Note", or together with the Facility 1 Note, the "Notes"), which together evidence a certain $20,000,000.00 loan from the Bank to the Borrower (the "Loan"). The Loan was extended pursuant to a certain Credit Agreement by and between the Bank and the Borrower dated as of January 20, 1995 (as amended, the "Credit Agreement"), and is secured by, among other things, that certain Collateral Assignment and Pledge of Master Promissory Notes from Borrower to Bank dated as of January 20, 1995 and is guaranteed by the Guarantor. The Bank and the Borrower have agreed to renew and modify the Loan, and to amend the documents and instruments evidencing, securing, relating to, guaranteeing or executed or delivered in connection with the Loan (collectively, as heretofore amended, the "Loan Documents").

                               A G R E E M E N T

         NOW, THEREFORE, in consideration of the premises, the mutual agreements of the parties as set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Bank to renew and modify the Loan, the parties, intending to be legally bound hereby, agree as follows:

         A. Modification of Loan. The maturity date of the Loan shall be extended to April 20, 1997.

         B. Amendment of Credit Agreement. The Credit Agreement shall be and the same hereby is amended as follows:

                  (i) By revising Section 5.13 thereof to read in its entirety as follows:

                           5.13 Liens (Negative Pledge). The Borrower will not create, incur or suffer to exist, nor shall Borrower allow any member of the Group to create, incur or suffer to exist, any Lien in, of or upon any of their Properties except for Permitted Liens and except for margin stock (as defined in Regulation U of the Federal Reserve Board) owned by Borrower or any Group member.

                  (ii) By revising Section 5.2 to read in its entirety as follows:

                           5.2 Use of Proceeds. The Borrower will, and will cause each member of the Group to, use the proceeds of the Advances only for corporate purposes of the Group. The Borrower will not, nor will it permit any member of the Group to, use any of the proceeds of the Advances, except for up to $5,000,000.00 of the proceeds of Facility 1, to purchase or carry any "margin stock" (as defined in Regulation U of the Federal Reserve Board).

                  (iii) By adding a new Section 5.2A which shall read in its entirety as follows:

                           "5.2A Right of First Refusal. Lender shall have and is hereby granted a right of first refusal on any loan or financial arrangement contemplated by Borrower or any Group member which would provide financing secured by any margin stock (as defined by the Federal Reserve Board) owned by Borrower or any Group member or by a Permitted Lien of the type described in Paragraph (g) of the definition thereof set forth in Article I hereof, on the same terms and conditions as offered by any reputable financial institution in any bona fide written commitment delivered to Borrower; provided, however, that Lender shall have no obligation to make any such financing available to Borrower or any Group member. Borrower shall notify Lender in writing within five
                           (5) business days of its receipt of any such commitment from another financial institution, accompanied by a copy of such commitment. Lender shall within twenty (20) business days of its receipt of such notice and commitment, advise Borrower whether Lender will make financing available to Lender on the terms and conditions contained in the commitment. In the event that Lender fails to reply within such twenty (20) business day period or, if before the expiration of such period, Lender shall notify Borrower of Lender's election not to make such financing available, Borrower shall be entitled to proceed to close such financing with such other financial institution; provided, however, that Borrower's entering into such financing with such other financial institution does not otherwise violate any of the other terms of this Agreement.

                  (iv) By adding a new Section 5.16A which shall read in its entirety as follows:

                           5.16A Funded Debt. The Borrower shall not, nor will it permit any member of the Group to, incur or be liable in any manner for any Indebtedness, obligation or liability in excess of an aggregate of $1,000,000.00 to any one or more financial institutions or other lenders other than existing Indebtedness reflected on the financial statements of the Group as at September 30, 1996, and the Indebtedness to Bank under Facility 1 and Facility 2 hereunder and Indebtedness secured by Permitted Liens of the types described in paragraphs (g) and
                           (h) of the definition thereof set forth in Article I hereof.

                  (v) By deleting from Section 5.14A the amount "$27,1110,000" and inserting in place thereof the amount "$29,297,000."

                  (vi) By deleting from Section 5.14 thereof the amount "$10,000,000" and inserting in place thereof the amount "$13,1197,000."

                  (vii) By adding a new Section 5.16B which shall read in its entirety as follows:

                           5.16B Minimum Annual Increase in Net Worth. The Group's Consolidated Net Worth (as defined under
                           Section 5.14A above) in each fiscal year, beginning with fiscal year 1997, shall increase by $1,000,000 over the Group's

                           Consolidated Net Worth for the immediately preceding fiscal year.

                  (viii) By deleting from Section 2.12 thereof the words "10 business days" and inserting in place thereof the words "20 business days."

         C. Amendment of Notes. The Notes shall be and the same hereby are amended by changing the maturity dates thereof to April 20, 1997.

         D. Effect on Loan Documents. Each of the Loan Documents shall be deemed amended as set forth hereinabove and to the extent necessary to carry out the intent of this Agreement. Without limiting the generality of the foregoing, each reference in the Loan Documents to the "Notes", the "Credit Agreement", or any other "Loan Documents" shall be deemed to be references to said documents, as amended hereby. Except as is expressly set forth herein, all of the Loan Documents shall remain in full force and effect in accordance with their respective terms and shall continue to evidence, secure, guarantee or relate to, as the case may be, the Loan.

         E. Representations and Warranties. Each representation and warranty contained in the Loan Documents is hereby reaffirmed as of the date hereof. The Borrower hereby represents, warrants and certifies to Bank that no Event of Default , nor any condition or event that with notice or lapse of time or both would constitute an Event of Default, has occurred and is continuing under any of the Loan Documents or the Loan, and that Borrower has no offsets or claims against Bank arising under, related to, or connected with the Loan, the Credit Agreement or any of the other Loan Documents.

         F. Additional Documentation; Expenses. Borrower shall provide to Bank a certified resolution of the Borrower properly authorizing the transactions contemplated hereby and the execution of this Agreement and all other documents and instruments being executed in connection herewith and all other documents and instruments required by Bank, all in form and substance satisfactory to Bank. Borrower shall pay any recording and all other expenses incurred by Bank and Borrower in connection with the modification of the Loan and any other transactions contemplated hereby, including without limitation, title or other insurance premiums, survey costs, legal expenses, recording fees and taxes.

         G. Execution by Guarantor. Guarantor has executed this Agreement to evidence its consent to the modification and amendments as described herein, and to acknowledge the continuing effect of its Guaranty and the obligations contained therein.

         IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the date first set forth above.

                                       BORROWER:

                                       ALATENN CREDIT CORP.



                                       By: /s/ Jerry A. Howard
                                           ------------------------------------
                                           Its: President



                                       By: /s/ Jeffery Strickland
                                           ------------------------------------
                                           Its: Secretary


                                       GUARANTOR:

                                       ATRION CORPORATION
                                       (f/k/a ALATENN RESOURCES, Inc.)



                                       By: /s/ Jerry A. Howard
                                           ------------------------------------
                                           Its: President


                                       BANK:

WITNESS:                               COMPASS BANK



                                       By: /s/ Bob Broadway
----------------------------------         ------------------------------------
                                           Its: President

STATE OF ALABAMA           )

COUNTY OF COLBERT          )

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that Jerry A. Howard, whose name as President of ALATENN CREDIT CORP., a corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 10th day of February, 1997.


                                       /s/ Sheila Pounders Jones
                                       ----------------------------------------
                                       Notary Public
[NOTARIAL SEAL)                        My commission expires: 3/8/99







STATE OF ALABAMA           )

COUNTY OF COLBERT          )

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that Jeffery Strickland, whose name as Secretary of ALATENN CREDIT CORP., a corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 10th day of February, 1997.


                                       /s/ Sheila Pounders Jones
                                       ----------------------------------------
                                       Notary Public
[NOTARIAL SEAL]                        My commission expires: 3/8/99

STATE OF ALABAMA             )

COUNTY OF COLBERT            )

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that Jerry A. Howard, whose name as President of ATRION CORPORATION, a ______________ corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 10th day of February, 1997.


                                       /s/ Sheila Pounders Jones
                                       ----------------------------------------
                                       Notary Public
[NOTARIAL SEAL]                        My commission expires:  3/8/99







STATE OF ALABAMA           )

COUNTY OF LAUDERDALE       )

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that Bob Broadway, whose name an Officer of COMPASS BANK, an Alabama banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 10th day of February, 1997.


                                       /s/ Jana Melton
                                       ----------------------------------------
                                       Notary Public
[NOTARIAL SEAL]                        My commission expires:
                                                             ------------------

                   LOAN ASSUMPTION AND MODIFICATION AGREEMENT


         THIS LOAN ASSUMPTION AND MODIFICATION AGREEMENT (this "Agreement") is being entered into as of the 30th day of September, 1997, by and between COMPASS BANK, an Alabama state banking corporation ("Bank"), and ALATENN CREDIT CORP., a corporation ("AlaTenn Credit"), and ATRION CORPORATION, a corporation formerly known as "AlaTenn Resources, Inc." ("Atrion").

                                P R E A M B L E

         AlaTenn Credit is the maker of and the original borrower under a certain $10,000,000.00 Master Revolving Promissory Note (Facility 1) dated as of January 20, 1995 (as amended, the "Facility 1 Note") and a certain $10,000,000 Master Revolving Promissory Note (Facility 2) dated as of January 20, 1995 (as amended, the "Facility 2 Note", or together with the Facility 1 Note, the "Notes"), which together evidence a certain $20,000,000.00 credit facility from the Bank to AlaTenn Credit (the "Loan"). As of the date hereof, the outstanding balance under the Loan is ZERO AND NO/100THS DOLLARS ($0.00). The Loan was made available to AlaTenn Credit by the Bank pursuant to a certain Credit Agreement by and between the Bank and AlaTenn Credit dated as of January 20, 1995, as the same heretofore has been amended, including without limitation by that certain Loan Modification Agreement and Amendment to Loan Documents dated as of January 26, 1996 and by that certain Loan Modification Agreement and Amendment to Loan Documents dated as of February 10, 1997 (as amended, the "Credit Agreement"). The Loan is secured by, among other things, that certain Collateral Assignment and Pledge of Master Promissory Notes from AlaTenn Credit to Bank dated as of January 20, 1995 (the "Collateral Assignment"), and is guaranteed by Atrion pursuant to that certain Continuing Guaranty (Unlimited) of Atrion dated January 29, 1995 (the "Atrion Guaranty").

         Several of the subsidiaries of Atrion and makers of the Collateral Notes covered by the Collateral Assignment have been, or will be in the immediate future, sold to a third party, dissolved or merged with and into Atrion or a subsidiary of Atrion. Atrion and AlaTenn Credit also have advised Bank that in due course following the execution hereof, AlaTenn Credit will be dissolved or merged with and into Atrion or a subsidiary thereof. Accordingly, the Bank, AlaTenn Credit and Atrion have agreed that Atrion shall assume the Loan, that AlaTenn Credit shall be released from the Loan simultaneously with the dissolution or merger of AlaTenn Credit, that the Master Promissory Notes of the subsidiaries which have been sold, dissolved or merged into Atrion or a subsidiary thereof shall be released from the Collateral Assignment and that the Loan shall be modified and the documents and instruments evidencing, securing, relating to, guaranteeing or executed or delivered in connection with the Loan (collectively, as heretofore amended, the "Loan Documents") be amended as set forth herein.

                               A G R E E M E N T

         NOW, THEREFORE, in consideration of the premises, the mutual agreements of the parties as set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

         A.       Assumption of Loan.

         (1) Atrion hereby assumes and agrees to be bound by and to perform all of the terms, covenants, conditions, obligations, liabilities and agreements of AlaTenn Credit as Borrower under the Loan, the Notes and the other Loan Documents.

         (2) Atrion and AlaTenn hereby acknowledge and agree that Atrion shall be entitled to all rights and benefits of the Borrower under the Loan Documents and shall be subject to all remedies reserved to the Bank in the Loan Documents in the event of any Event of Default thereunder.

         (3) Atrion and AlaTenn Credit hereby acknowledge and agree that except for the Master Promissory Notes of the entities listed in item D(2)(i) below, all collateral presently securing the Loan shall hereafter continue to secure the Loan as an obligation of Atrion to the same extent as it presently secures the Loan as an obligation of AlaTenn Credit and shall remain in all respects subject to the security interest of the Bank therein. Nothing herein contained, and nothing done pursuant hereto, shall affect or be construed to affect the priority the Bank's security interest over any other liens, charges, encumbrances or conveyances in respect of any collateral.

         B. Release of AlaTenn Credit. AlaTenn Credit shall be released from its obligations under the Loan Documents simultaneously with its dissolution or merger, as applicable.

         C. Extension of Availability. The date through which advances shall be available under the Loan and the maturity date of the Loan shall be extended to April 20, 1998, with an option to extend such availability/maturity date to April 20, 1999, exercisable by the Borrower in accordance with Section
2.2 of the Loan Agreement.

         D. Amendment to Loan Documents. The Loan Documents shall be and are hereby amended as follows:

         (1) All references to "Borrower" shall be changed to refer to Atrion as Borrower rather than AlaTenn Credit and all references to "Guarantor" are hereby deleted.

         (2) The Credit Agreement shall be and is hereby further amended as follows:

                  (a) By deleting from Section 5.14 thereof the amount "$13,197,000" and inserting in place thereof the amount "$15,000,000."

                  (b) By deleting from Section 5.14A thereof the amount "$29,297,000" and inserting in place thereof the amount "$40,000,000."

                  (c) By deleting from Section 5.15 thereof the ratio "3.7:1" and inserting in place thereof the ratio "1.8:1".

                  (d) By deleting from Section 5.15A thereof the ratio "1.35:1" and inserting in place thereof the ratio "1.00:1".

                  (e) By revising Section 5.17 thereof to read in its entirety as follows:

                           5.17 Ratio of Cash Flow to Current Maturities. The Group shall maintain a ratio of Consolidated Cash Flow, on a rolling twelve-month basis, to Consolidated Current Maturities of not less than
                           1.75 to 1.0. For purposes of the foregoing, none of the Advances to be made hereunder shall be considered "Current Maturities" (except for any principal portion of any Advance converted to a term loan and payable during the then current Fiscal
                           Year).

                  (f) By deleting from Section 5.18 thereof the amount "$2,500,000" and inserting in place thereof the amount of $2,000,000.

                  (g) By revising Section 5.16B to read in its entirety as follows:

                           5.16B Minimum Annual Increase in Net Worth. The Group's Consolidated Net Worth (as defined under
                           Section 5.14A above) in each fiscal year ending after December 31, 1996 shall increase by the following minimum amounts for the fiscal years indicated below over the Group's actual Consolidated Net Worth for the immediately preceding fiscal year:

                                                          Minimum Increase in
                                Fiscal Year             Consolidated Net Worth
                               Ending 12/31               Over Previous Year
                             -----------------          ----------------------

                                   1997                      $1,000,000
                             1998 & thereafter               $  250,000

                  (h) By changing the date in the definition of Termination Date in Article I to "April 20, 1998."

                  (i) By deleting from Schedule 1 thereto (and accordingly from the definition of "Group") the following entities:

                           AlaTenn Energy Marketing Company, Inc.
                           Vulcan Oil and Gas Company
                           Tennessee River Development Company
                           Central Gas Company
                           Tennessee River Intrastate Gas Company, Inc.
                           North Mississippi Natural Gas Corporation
                           Hardin County Gas Company
                           Alabama-Tennessee Natural Gas Company
                           HRC Acquisition Holding Corporation

                           Atrion Medical Products, Inc. (merged with Ryder International Corporation which changed its name to Atrion Medical Products, Inc.)

         (3) The Collateral Assignment shall be and is hereby amended by revising the first "WHEREAS" clause thereof to read in its entirety as follows:

                  WHEREAS, AlaTenn Credit Corp. ("AlaTenn Credit" or the "Assignor") is the original borrower under a certain loan in the maximum principal amount available of up to $20,000,000 (the "Loan") and AlaTenn Credit is, and any other party who may hereafter assume AlaTenn Credit's liability under the Loan will be, indebted to Bank under the Loan such indebtedness being evidenced by two promissory notes, each in the amount of $10,000,000 and dated as of the date hereof from AlaTenn Credit to Bank (collectively, the "Notes") which have been executed pursuant to a certain Credit Agreement between AlaTenn Credit and Bank dated as of the date hereof (the "Credit Agreement"); and

         (4) The Notes shall be and are hereby amended by changing the maturity dates thereof to "April 20, 1998."

         E. Effect on Loan Documents. Each of the Loan Documents shall be deemed amended as set forth hereinabove and to the extent necessary to carry out the intent of this Agreement. Without limiting the generality of the foregoing, each reference in the Loan Documents to the "Notes", the "Credit Agreement", or any other "Loan Documents" shall be deemed to be references to said documents, as amended hereby. Except as is expressly set forth herein, all of the Loan Documents shall remain in full force and effect in accordance with their respective terms and shall continue to evidence, secure, guarantee or relate to, as the case may be, the Loan.

         F. Representations and Warranties. Each representation and warranty contained in the Loan Documents is hereby reaffirmed as of the date hereof. Atrion and AlaTenn Credit each hereby represents, warrants and certifies to Bank that no Event of Default nor any condition or event that with notice or lapse of time or both would constitute an Event of Default, has occurred and is continuing under any of the Loan Documents or the Loan, and neither of them has any offsets or claims against Bank arising under, related to, or connected with the Loan, the Credit Agreement or any of the other Loan Documents. Bank specifically acknowledges and consents to the sale of any of the foregoing entities to third parties or dissolution or merger with Atrion or a subsidiary thereof of the entities listed in Section D(2)(i) above.

         G. Additional Documentation; Expenses. Atrion and AlaTenn Credit shall provide to Bank certified resolutions of their respective Boards of Directors properly authorizing the transactions contemplated hereby and the execution of this Agreement and all other documents and instruments being executed in connection herewith and all other documents and instruments required by Bank, all in form and substance satisfactory to Bank. Atrion shall pay any recording and all other expenses incurred by Bank, Atrion and AlaTenn Credit in connection with the assumption and modification of the Loan and any other transactions contemplated hereby, including without limitation, legal expenses, recording fees and taxes.

         IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the date first set forth above.

                                       ORIGINAL BORROWER:

                                       ALATENN CREDIT CORP.



                                       By: /s/ Jerry A. Howard
                                           ------------------------------------
                                           Its President


                                       By: /s/ Jeffery Strickland
                                           ------------------------------------
                                           Its: Secretary

                                       NEW BORROWER/ORIGINAL
                                       GUARANTOR:

                                       ATRION CORPORATION
                                       (f/k/a ALATENN RESOURCES, Inc.)



                                       By: /s/ Jerry A. Howard
                                           ------------------------------------
                                           Its President

                                       BANK:

WITNESS:                               COMPASS BANK



                                       By: /s/ Robert Broadway
---------------------------------          ------------------------------------
                                           Its VICE PRESIDENT

STATE OF ALABAMA

COUNTY MARSHALL

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that Jerry A. Howard, whose name as President of ALATENN CREDIT CORP., a corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 30th day of Sept., 1997.



                                       /s/ Charlotte Moore
                                       ----------------------------------------
                                       Notary Public
[NOTARIAL SEAL]                        My commission expires: 07-11-98





STATE OF ALABAMA

COUNTY MARSHALL

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that Jeffery Strickland, whose name as Secretary of ALATENN CREDIT CORP., a corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 30th day of Sept., 1997.



                                       /s/ Charlotte Moore
                                       ----------------------------------------
                                       Notary Public
 [NOTARIAL SEAL]                       My commission expires: 07-11-98

STATE OF ALABAMA

COUNTY MARSHALL

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that Jerry A. Howard, whose name as President of ATRION CORPORATION, a Delaware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 30th day of Sept., 1997.



                                       /s/ Charlotte Moore
                                       ----------------------------------------
                                       Notary Public
[NOTARIAL SEAL]                        My commission expires: 07-11-98



STATE OF ALABAMA

COUNTY OF LAUDERDALE

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that BOB BROADWAY (Whose name as VICE PRESIDENT of COMPASS BANK, an Alabama banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, _he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 30TH day of Sept., 1997.



                                       /s/ Renea Durham Patterson
                                       ----------------------------------------
                                       Notary Public
[NOTARIAL SEAL]                        My commission expires: April 3, 2001

                          LOAN MODIFICATION AGREEMENT
                        AND AMENDMENT TO LOAN DOCUMENTS

THIS LOAN MODIFICATION AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS (this "Agreement") is being entered into as of the 20th day of April, 1998, by and between COMPASS BANK, an Alabama state banking corporation ("Bank"), and ATRION CORPORATION, a corporation formerly known as "AlaTenn Resources, Inc." ("Atrion").

                                P R E A M B L E

AlaTenn Credit Corp. ("AlaTenn Credit") is the maker of and the original borrower under a certain $10,000,000.00 Master Revolving Promissory Note (Facility 1 ) dated as of January 20, 1995 (as amended, the "Facility 1 Note") and a certain $10,000,000 Master Revolving Promissory Note (Facility 2) dated as of January 20, 1995 (as amended, the "Facility 2 Note", or together with the Facility 1 Note, the "Notes"), which together evidence a certain $20,000,000.00 credit facility from the Bank to AlaTenn Credit (the "Loan"). The Loan was made available to AlaTenn Credit by the Bank pursuant to a certain Credit Agreement by and between the Bank and AlaTenn Credit dated as of January 20, 1995, as the same heretofore has been amended, including without limitation by that certain Loan Modification Agreement and Amendment to Loan Documents dated as of January 26, 1996 and by that certain Loan Modification Agreement and Amendment to Loan Documents dated as of February 10, 1997 (as amended, the "Credit Agreement"). The Loan is secured by, among other things, that certain Collateral Assignment and Pledge of Master Promissory Notes from AlaTenn Credit to Bank dated as of January 20, 1995 (the "Collateral Assignment"). Pursuant to a Loan Assumption and Modification Agreement dated September 30, 1997, Atrion assumed the Loan, AlaTenn Credit was to be released from the Loan simultaneously with the dissolution or merger of AlaTenn Credit, and the Master Promissory Notes of the subsidiaries which were sold, dissolved or merged into Atrion or a subsidiary thereof were released from the Collateral Assignment.

The Bank and Atrion have agreed to renew and modify the Loan and to amend the documents and instruments evidencing, securing, relating to, guaranteeing or executed or delivered in connection with the Loan (collectively, as heretofore amended, the "Loan Documents") as set forth herein.

                               A G R E E M E N T

         NOW, THEREFORE, in consideration of the premises, the mutual agreements of the parties as set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

         A. Extension of Availability. The date through which advances shall be available under the Loan and the maturity date of the Loan shall be extended to May 20, 1999, with an option to extend such availability/maturity date to May 20, 2000, exercisable by the Borrower in accordance with Section
2.2 of the Loan Agreement.

         B. Amendment to Loan Documents. The Loan Documents shall be and are hereby amended as follows:

         (1) Effective on May 20, 1999, the Credit Agreement shall be and is hereby amended as follows:

                  (a) By deleting from Section 5.14 thereof the amount "$15,000,000" and inserting in place thereof the amount "$20,000,000."

                  (b) By deleting from Section 5.14A thereof the amount "$40,000,000" and inserting in place thereof the amount "$48,000,000."

                  (c) By deleting from Section 5.15 thereof the ratio "1.8:1" and inserting in place thereof the ratio " 1.25:1".

                  (d) By deleting from Section 5.1 5A thereof the ratio "1.00:1 " and inserting in place thereof the ratio ".75:1".

                  (e) By deleting from Section 5.17 thereof the ratio "1.75 to 1.0" and inserting in place thereof the ratio "2.0 to 1.0".

                  (f) By adding a new Section 5.1 8A to read in its entirety as follows:

                  "5.18A Minimum Annual Retained Earnings. The Group shall have minimum annual retained earnings as determined in accordance with GAAP of at least $1,000,000."

         (2) Effective as of the date hereof, the Credit Agreement shall be and hereby is amended as follows:

                  (a) By changing the date in the definition of Termination Date in Article I to "May 20, 1999"; and

                  (b) By adding a new Section 5.21 to read in its entirety as follows:

                           "5.21 Purchase of Borrower's Stock. Notwithstanding anything to the contrary contained in this Article V, Borrower may purchase its outstanding shares to be held as treasury stock, and up to $3,000,000 of the purchase price for such treasury stock purchased after the date hereof shall be added to the Group's net worth in determining compliance with any covenant contained herein which is based upon the Group's Consolidated Net Worth or Consolidated Tangible Net Worth."

         (3) The Notes shall be and are hereby amended by changing the maturity dates thereof to "May 20, 1999."

         C. Effect on Loan Documents. Each of the Loan Documents shall be deemed amended as set forth hereinabove and to the extent necessary to carry out the intent of this Agreement. Without limiting the generality of the foregoing, each reference in the Loan Documents to the "Notes", the "Credit Agreement", or any other "Loan Documents" shall be deemed to be references to said documents, as amended hereby. Except as is expressly set forth herein, all of the Loan Documents shall remain in full force and effect in accordance with their respective terms and shall continue to evidence, secure, guarantee or relate to, as the case may be, the Loan.

         D. Representations and Warranties. Each representation and warranty contained in the Loan Documents is hereby reaffirmed as of the date hereof. Atrion hereby represents, warrants and certifies to Bank that no Event of Default nor any condition or event that with notice or lapse of time or both would constitute an Event of Default, has occurred and is continuing under any of the Loan Documents or the Loan, and Atrion has no offsets or claims against Bank arising under, related to, or connected with the Loan, the Credit Agreement or any of the other Loan Documents.

         E. Additional Documentation; Expenses. Atrion represents that the transactions contemplated hereby and the execution of this Agreement and all other documents and instruments being executed in connection herewith and all other documents and instruments required by Bank, all in form and substance satisfactory to Bank, are properly authorized. Atrion shall pay any recording and all other expenses incurred by Bank and Atrion in connection with the modification of the Loan and any other transactions contemplated hereby, including without limitation, legal expenses, recording fees and taxes.

               IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the date first set forth above.

                                       BORROWER:

                                       ATRION CORPORATION
                                       (f/k/a ALATENN RESOURCES, Inc.)



                                       By: /s/ Jerry A. Howard
                                           ------------------------------------
                                       Its President


                                       BANK:

WITNESS:                               COMPASS BANK



                                       By: /s/ Donald R. Morrisson
---------------------------------          ------------------------------------
                                       Its VICE PRESIDENT

STATE OF TEXAS

COUNTY OF COLLIN

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that Jerry A. Howard, whose name as President and CEO of ATRION CORPORATION, a corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 7th day of August, 1998.


                                       /s/ Tonia D. Felczer Merlene
                                       ----------------------------------------
                                       Notary Public
[NOTARIAL SEAL]                        My commission expires: 03-06-00


STATE OF ALABAMA

COUNTY OF LAUDERDALE

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that DONALD R. MORRISON (Whose name as VICE PRESIDENT of COMPASS BANK, an Alabama banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, _he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 19TH day of August, 1998.



                                       /s/ Renea Durham Patterson
                                       ----------------------------------------
                                       Notary Public
  [NOTARIAL SEAL]                      My commission expires: April 3, 2001

                  ADDENDUM ONE TO LOAN MODIFICATION AGREEMENT


         This ADDENDUM ONE TO LOAN MODIFICATION AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS ("Addendum") is dated as of April 20, 1998 by and between Compass Bank ("Bank") and Atrion Corporation, a corporation formerly known as "AlaTenn Resources, Inc. ("Borrower").

                                  WITNESSETH:

         WHEREAS, Borrower executed that certain Loan Modification Agreement and amendment to loan documents of even date herewith; and

         WHEREAS, Bank and Borrower desire to amend the agreement as provided in this Addendum.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

         1. The following provision shall be added to the Agreement as Section F:

F.       Year 2000 Compliance

         On or prior to June 30, 1999, Borrower shall have taken all actions necessary to ensure that the automated systems used by Borrower that are material to its operations (collectively, "Mission-Critical Systems"), including, without limitation, software, hardware and other data processing devices, shall not fail, malfunction or produce incorrect results with respect to data, calculations and other processing involving dates before, as of or after December 31, 1999, regardless of the form the date data is received or processed (collectively "Year 2000 Compliant" or "Year 2000 Compliance") . Without limiting the generality of the foregoing, on or prior to the Compliance Date, Borrower shall test and certify that its Mission-Critical Systems are Year 2000 Compliant in accordance with commercially reasonable practices and industry standards. Borrower agrees that upon the reasonable request of Lender, Borrower will make its employees, consultants, premises, records and documentation available to Lender with respect to Borrower's Year 2000 Compliance efforts.

2. Except as specifically set forth herein, all terms and conditions of the Agreement shall continue in full force and effect and all terms used herein shall have the same meaning set forth in the Agreement.

         IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first above written.


COMPASS BANK                            ATRION CORPORATION
                                             (f/k/a ALATENN RESOURCES, Inc.)


By: /s/                                 /s/ Jeffery Strickland
    -----------------------------       ---------------------------------------

By: /s/                                 Its: Vice President and CFO
    -----------------------------            ----------------------------------